Exhibit 10.5

ARCH CAPITAL GROUP LTD.

Share Appreciation Right Agreement

AGREEMENT, made and entered into this 29th day of February, 2012, by and between Arch Capital Group Ltd. (the “Company”), a Bermuda company, and Constantine Iordanou (the “SAR Holder”).

WHEREAS, the SAR Holder has been granted the following award under the Company’s 2007 Long Term Incentive and Share Award Plan (the “Plan”);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the SAR Holder agree as follows:

(a)                                  Grant.  Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Company hereby grants to the SAR Holder a Share Appreciation Right (the “SAR”) with respect to 161,636 Shares.  The SAR represents a right to be paid, upon exercise of the SAR, an amount measured by (x) the difference between the Fair Market Value per Share on the date of exercise and the exercise price per Share of the SAR, multiplied by (y) the number of Shares with respect to which the SAR is exercised, with such amount to be paid in the form of Shares valued at their Fair Market Value on the date of exercise.  The SAR is granted as of February 29, 2012 (the “Date of Grant”), and such grant is subject to the terms and conditions herein and the terms and conditions of the Plan.  In the event there is any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control.  Capitalized terms used herein but not defined shall have the meanings given to them in the Plan.

(b)                                 Exercise Price.  The exercise price of the SAR shall be equal to $37.05 per Share.

(c)                                  Status of Shares.  Upon issue, the shares received upon exercise of the SAR shall rank equally in all respects with the other Shares.

(d)                                 Term of SAR.  The SAR may be exercised only during the period (the “SAR Period”) set forth in paragraph (f) below and shall remain exercisable until the tenth anniversary of the Date of Grant.  Thereafter, the SAR Holder shall cease to have any rights in respect thereof.  The right to exercise the SAR shall be subject to sooner termination as provided in paragraph (j) below.

(e)                                  No Rights of Shareholder.  The SAR Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity.

(f)                                    Exercisability.  The SAR shall be fully exercisable on the Date of Grant.  The SAR may be exercised at any time or from time to time during the SAR Period in regard to all of the SAR, as may be adjusted pursuant to paragraph (g) below.

(g)                                 Adjustments for Recapitalization and Dividends.  In the event that, prior to the expiration of the SAR, any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the SAR Holder and preserve the value of the SAR, (i) there shall automatically be substituted for each Share subject to the unexercised SAR the number and kind of shares, other securities or other consideration (including cash) into which each outstanding Share shall be changed or for which each such Share shall be exchanged, and (ii) the exercise price shall be increased or decreased proportionately so that the aggregate purchase price for the Shares subject to the unexercised SAR shall remain the same as immediately prior to such event.

(h)                                 Nontransferability.  The SAR, or any interest therein, may not be assigned or otherwise transferred, disposed of or encumbered by the SAR Holder, other than by will or by the laws of descent and distribution.  During the lifetime of the SAR Holder, the SAR shall be exercisable only by the SAR Holder or by his or her guardian or legal representative.  Notwithstanding the foregoing, the SAR may be transferred by the SAR Holder to members of his or her “immediate family” or to a trust or other entity established for the exclusive benefit of solely one or more members of the SAR Holder’s “immediate family.”  Any SAR held by the transferee will continue to be subject to the same terms and conditions that were applicable to the SAR immediately prior to the transfer, except that the SAR will be transferable by the transferee only by will or the laws of descent and distribution.  For purposes hereof, “immediate family” means the SAR Holder’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brother and sisters), in laws, and relationships arising because of legal adoption.

(i)                                     Exercise of SAR.  In order to exercise the SAR, the SAR Holder shall submit to the Company an instrument specifying the whole number of Shares in respect of which the SAR is being exercised. Shares will be issued accordingly by the Company, and a share certificate dispatched to the SAR Holder within 30 days. The payment upon a SAR exercise shall be solely the number of whole Shares calculated in paragraph (a) above.  Fractional Shares shall be rounded down to the nearest whole Share with no cash consideration being paid upon exercise. Anything to the contrary herein notwithstanding, the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provision of any applicable law, in which event the Company shall, as soon as practicable, take whatever action it reasonably can so that such Shares may be issued without resulting in such violations of law.

(j)                                     Termination of Service.  In the event of a termination of the SAR Holder’s employment for Cause, as such term is defined in the Company’s Incentive Compensation Plan on the date hereof, the SAR shall immediately cease to be exercisable and shall be immediately forfeited.

(k)                                  Obligations as to Capital.  The Company agrees that it will at all times maintain authorized and unissued share capital sufficient to fulfill all of its obligations under the SAR.

(l)                                     Transfer of Shares.  The SAR, the Shares issued hereunder, or any interest in either, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws and the terms and conditions hereof.

(m)                               Expenses of Issuance of Shares.  The issuance of stock certificates upon the exercise of the SAR in whole or in part, shall be without charge to the SAR Holder.  The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the exercise of the SAR in whole or in part or the resulting issuance of Shares hereunder.

(n)                                 Withholding.  No later than the date of exercise of the SAR granted hereunder, the SAR Holder shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such SAR and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the SAR Holder, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such SAR.

(o)                                 References.  References herein to rights and obligations of the SAR Holder shall apply, where appropriate, to the SAR Holder’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this SAR.

(p)                                 Notices.  Any notice required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Arch Capital Group Ltd.:

Wessex House

45 Reid Street

Hamilton HM 12 Bermuda

Attn:  Secretary

If to the SAR Holder:

The last address delivered to the Company by the SAR Holder in the manner set forth herein.

(q)                                 Governing Law.  This agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws thereof.

(r)                                    Entire Agreement.  This agreement and the Plan constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this agreement and the Plan.

(s)                                  Counterparts.  This agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the Date of Grant.

ARCH CAPITAL GROUP LTD.

By:	/s/ Dawna Ferguson
Name: Dawna Ferguson
Title: Secretary

/s/ Constantine Iordanou
Constantine Iordanou